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                                                                      EXHIBIT 15


                         [COOPERS & LYBRAND LETTERHEAD]





Ford Motor Company
The American Road
Dearborn, Michigan


Re:  Ford Motor Company Registration Statement on Form S-3


We are aware that our reports dated April 15, 1996 and July 15, 1996 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1996 and 1995 and June 30, 1996 and 1995, and included in the Ford Motor Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, respectively, and our report dated October 16, 1996 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the period ended September 30, 1996, and included in the Ford Motor Company Current Report on Form 8-K dated October 16, 1996, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
October 16, 1996